Exhibit 99.1

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2018 has been derived from the historical consolidated financial statements of Kosmos Energy Ltd. (together with its subsidiaries, “Kosmos” or the “Company”) and Deep Gulf Energy LP, DGE II Management, LLC, and DGE III Management, LLC (collectively “Deep Gulf Energy”), as adjusted to give effect to the acquisition of Deep Gulf Energy by the Company (the “Acquisition”) through the incurrence of additional debt under Kosmos’ existing credit facilities, and the issuance of Kosmos’ common stock (collectively, the “Transactions”), and are intended to reflect the impact of the Transactions on the Company on a pro forma basis as of and for the periods indicated. The Unaudited Pro Forma Condensed Combined Statement of Operations does not give effect to any potential additional permanent financing of the Transactions.

The Unaudited Pro forma Condensed Combined Statement of Operations has been prepared by the Company using the asset acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Subtopic 805-50-25, and the pro forma adjustments reflect the impact of the allocation of purchase price to the identifiable tangible and intangible assets based on their relative fair values.

The following Unaudited Pro Forma Condensed Combined Statement of Operations is based on, and should be read in conjunction with:

•	The historical audited consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019;

•	The historical unaudited interim financial statements as of June 30, 2018 and December 31, 2017 and for the six months ended June 30, 2018 and 2017 of Deep Gulf Energy LP (included as Exhibit 99.4 to the Current Report on Form 8-K filed by the Company on October 5, 2018); and

•	The historical unaudited condensed interim financial statements as of June 30, 2018 and December 31, 2017 and for the six months ended June 30, 2018 and 2017 of DGE II Management, LLC and subsidiary and DGE III Management, LLC and subsidiaries (included as Exhibits 99.5 and 99.6, respectively, to the Current Report on Form 8-K filed by the Company on October 5, 2018).

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2018 combines the Company’s historical results for the year ended December 31, 2018 with Deep Gulf Energy LP’s, DGE II Management, LLC’s, and DGE III Management, LLC’s historical results for the year to date period ended September 14, 2018. The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the Transactions as if they had been consummated on January 1, 2018.

The Unaudited Pro Forma Condensed Combined Statement of Operations has been prepared to reflect adjustments to the Company’s historical consolidated financial information that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results.

The Unaudited Pro Forma Condensed Combined Statement of Operations is presented for informational purposes only and is not necessarily indicative of the operating results that actually would have been achieved if the Transactions had occurred on the dates indicated or that may be achieved in future periods. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to combining the companies or costs to integrate the business or the impact of any non-recurring activity and any one-time transaction related costs. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except share data)

		For the Year to Date Period Ended September 14, 2018
	Kosmos Historical	Deep Gulf Energy LP	DGE II Management, LLC and Subsidiary	DGE III Management, LLC and Subsidiaries	Pro Forma Adjustments		Pro Forma Combined Company
Revenues and other income:
Oil and gas revenue	$886,666	$9,324	$138,833	$196,041	$-		$1,230,864
Gain on sale of assets	7,666	-	-	-	-		7,666
Other income, net	8,037	-	-	-	-		8,037

Total revenues and other income	902,369	9,324	138,833	196,041	-		1,246,567

Costs and expenses:
Oil and gas production	224,727	3,429	33,868	41,016			303,040
Facilities insurance modifications, net	6,955	-	-	-	-		6,955
Exploration expenses	301,492	-	67	50,785	-		352,344
General and administrative	99,856	(38)	2,568	8,664	-		111,050
Depletion and depreciation	329,835	2,117	46,110	56,466	48,882	(A)	483,410
Interest and other financing costs, net	101,176	-	51,432	1,091	(22,682	) (B)	131,017
Derivatives, net	(31,430)	-	15,562	29,444	-		13,576
Gain on equity method investments, net	(72,881)	-	-	-	-		(72,881)
Other expenses, net	(6,501)	26	511	3,537	-		(2,427)

Total costs and expenses	953,229	5,534	150,118	191,003	26,200		1,326,084

Income (loss) before income taxes	(50,860)	3,790	(11,285)	5,038	(26,200)		(79,517)
Income tax expense (benefit)	43,131	-	-	-	(6,017	) (C)	37,114

Net income (loss)	(93,991)	3,790	(11,285)	5,038	(20,183)		(116,631)
Net loss per share:
Basic	$(0.23)						$(0.27)
Diluted	$(0.23)						$(0.27)
Weighted average number of shares used to compute net loss per share:
Basic	404,585				24,639	(D)	429,224
Diluted	404,585				24,639	(D)	429,224

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of Transaction

On August 3, 2018, Kosmos Energy Gulf of Mexico, LLC (“Purchaser”), a wholly owned subsidiary of Kosmos Energy Ltd. (“Kosmos”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain affiliates of First Reserve Corporation (the sellers under the Purchase Agreement, the “Seller”) to acquire (the “Acquisition”) 100% of the outstanding equity interests in the Deep Gulf Energy companies, Deep Gulf Energy LP, DGE II Management, LLC, and DGE III Management, LLC (collectively, “Deep Gulf Energy” or “DGE”) from First Reserve and other shareholders. Deep Gulf Energy is a deepwater company operating in the Gulf of Mexico.

The Acquisition closed on September 14, 2018. Kosmos paid total consideration of $1.275 billion, comprised of $952.6 million in cash, $307.9 million in Kosmos common stock and $14.9 million of transaction related costs. We funded the cash portion of the purchase price with borrowings under our existing credit facilities.

Note 2. Basis of Presentation

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects the consolidated historical results of the Company and DGE, on a pro forma basis to give effect to the Acquisition, the equity issuance to First Reserve, and borrowings under our existing credit facilities (the “Transactions”), as if they had occurred on January 1, 2018.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2018, was derived from Kosmos’ audited consolidated financial statements for the year ended December 31, 2018 and from Deep Gulf Energy, LP’s, DGE II Management, LLC’s, and DGE III Management, LLC’s unaudited condensed consolidated financial statements for the six months ended June 30, 2018 and from underlying financial data for the period from July 1, 2018 to September 14, 2018.

The Unaudited Pro Forma Condensed Combined Statement of Operations has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The Unaudited Pro forma Condensed Combined Statement of Operations has been prepared by the Company by accounting for the transaction as an asset acquisition under Accounting Standards Codification (“ASC”) Subtopic 805-50, by allocating the cost of the acquisition to the assets acquired and liabilities assumed based on their relative fair values.

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Condensed Combined Statement of Operations is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses that may be necessary to run the Company following the Transactions. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the described transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated and combined financial statements.

The Unaudited Pro Forma Condensed Combined Statement of Operations is provided for illustrative purposes only and are not intended to represent or be indicative of the results of operations or financial position of the combined company that would have been recorded had the Transactions been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The Unaudited Pro Forma Condensed Combined Statement of Operations does not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s financial statements and related notes included on the Annual Report on Form 10-K and Current Report on Form 8-K filed on March 1, 2019, as amended by the Current Report on Form 8-K/A filed on October 5, 2018, and DGE’s historical financial statements and accompanying notes included as Exhibits 99.1 through 99.6 to the Current Report on Form 8-K/A filed on October 5, 2018.

Note 3. Reclassification of DGE

Financial information presented in the Deep Gulf Energy, LP, DGE II Management, LLC and DGE III Management, LLC columns in the Unaudited Pro Forma Statement of Operations represents the historical statement of operations of those entities for the eight and a half months ended September 14, 2018. Certain financial information has been reclassified to conform to the historical presentation in the Company’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Deep Gulf Energy, LP, DGE II Management, LLC and DGE III Management, LLC.

Reclassification of DGE I

		Before Reclassification		Reclassification Amount	#	After Reclassification
	For the Six Months Ended June 30, 2018	For the Period from July 1, 2018 to September 14, 2018	For the Year to Date Period Ended September 14, 2018			For the Year to Date Period Ended September 14, 2018
	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)

Gas Revenue	$603	$276	$879	$(879)	(1)	-
NGL Revenue	177	115	292	(292)	(1)	-
Oil Revenue	5,390	2,763	8,153	(8,153)	(1)	-
Oil and gas revenue	-	-	-	9,324	(1)	9,324
Transportation expenses	149	57	206	(206)	(2)	-
Workover expense	70	91	161	(161)	(2)	-
Lease operating expenses	2,461	601	3,062	(3,062)	(2)	-
Oil and gas production	-	-	-	3,429	(2)	3,429
General and administrative expense	10	10	20	(20)	(3)	-
Other expense	21	5	26	(26)	(3)	-
Loss (gain) on sale of inventory	1	-	1	(1)	(3)	-
Other operating income	(59)	-	(59)	59	(3)	-
Other expenses, net	-	-	-	26	(3)	26
General and administrative	-	-	-	(38)	(3)	(38)
Accretion expense	876	361	1,237	(1,237)	(4)	-
Depreciation, depletion, and amortization	545	335	880	(880)	(4)	-
Depletion and depreciation	-	-	-	2,117	(4)	2,117

(1)	Represents reclassification of “Gas revenue” of $879, reclassification of “NGLs revenue” of $292 and reclassification of “Oil revenue” of $8,153 to “Oil and gas revenue.”

(2)	Represents reclassification of “Transportation expenses” of $206, reclassification of “Workover expense” of $161 and reclassification of “Lease operating expenses” of $3,062 to “Oil and gas production.”

(3)	Represents reclassification of “Other expense” of $26 to “Other expenses, net.” Represents reclassification of “General and administrative expense” of $20, reclassification of “Loss (gain) on sale of inventory” of $1 and reclassification of “Other operating income” of $59 to “General and administrative.”

(4)	Represents reclassification of “Accretion expense” of $1,237 and reclassification of “Depreciation, depletion, and amortization” of $880 to “Depletion and depreciation.”

Reclassification of DGE II

		Before Reclassification		Reclassification Amount	#	After Reclassification
	For the Six Months Ended June 30, 2018	For the Period from July 1, 2018 to September 14, 2018	For the Year to Date Period Ended September 14, 2018			For the Year to Date Period Ended September 14, 2018
	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)

Gas Revenue	$3,430	$2,364	$5,794	$(5,794)	(1)	-
NGL Revenue	3,429	1,831	5,260	(5,260)	(1)	-
Oil Revenue	81,893	45,886	127,779	(127,779)	(1)	-
Oil and gas revenue	-	-	-	138,833	(1)	138,833
Inventory write-off	511	-	511	(511)	(2)	-
Other operating income	(71)	(36)	(107)	107	(2)	-
Other expenses, net	-	-	-	511	(2)	511
General and administrative	665	2,010	2,675	(107)	(2)	2,568
Transportation expenses	1,730	639	2,369	(2,369)	(3)	-
Workover expense	7,904	940	8,844	(8,844)	(3)	-
Lease operating expenses	15,433	7,222	22,655	(22,655)	(3)	-
Oil and gas production	-	-	-	33,868	(3)	33,868
Accretion expense	1,114	458	1,572	(1,572)	(4)	-
Depreciation, depletion, and amortization	30,022	14,516	44,538	(44,538)	(4)	-
Depletion and depreciation	-	-	-	46,110	(4)	46,110
Income (loss) from price risk management activities	15,378	184	15,562	(15,562)	(5)	-
Derivatives, net	-	-	-	15,562	(5)	15,562
Interest expense	29,885	21,547	51,432	(51,432)	(6)	-
Interest and other financing costs, net	-	-	-	51,432	(6)	51,432

(1)	Represents reclassification of “Gas revenue” of $5,794, reclassification of “NGLs revenue” of $5,260 and reclassification of “Oil revenue” of $127,779 and to “Oil and gas revenue.”

(2)	Represents reclassification of “Inventory write-off” of $511 to “Other expenses, net.” Represents reclassification of “Other operating income” of $107 to “General and administrative.”

(3)	Represents reclassification of “Transportation expenses” of $2,369, reclassification of “Workover expense” of $8,844 and reclassification of “Lease operating expenses” of $22,655 to “Oil and gas production.”

(4)	Represents reclassification of “Accretion expense” of $1,572 and reclassification of “Depreciation, depletion, and amortization” of $44,538 to “Depletion and depreciation.”

(5)	Represents reclassification of “Income (loss) from price risk management activities” of $15,562 to “Derivatives, net.”

(6)	Represents reclassification of “Interest expense” of $51,432 to “Interest and other financing costs, net.”

Reclassification of DGE III

		Before Reclassification		Reclassification Amount	#	After Reclassification
	For the Six Months Ended June 30, 2018	For the Period from July 1, 2018 to September 14, 2018	For the Year to Date Period Ended September 14, 2018			For the Year to Date Period Ended September 14, 2018
	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)

Gas Revenue	$5,150	$1,834	$6,984	$(6,984)	(1)	-
NGL Revenue	4,688	1,556	6,244	(6,244)	(1)	-
Oil Revenue	129,447	53,366	182,813	(182,813)	(1)	-
Oil and gas revenue	-	-	-	196,041	(1)	196,041
Income (loss) from price risk management activities	29,389	55	29,444	(29,444)	(2)	-
Derivatives, net	-	-	-	29,444	(2)	29,444
Transportation expenses	4,006	2,129	6,135	(6,135)	(3)	-
Workover expense	4,076	429	4,505	(4,505)	(3)	-
Lease operating expenses	22,783	7,593	30,376	(30,376)	(3)	-
Oil and gas production	-	-	-	41,016	(3)	41,016
Accretion expense	794	327	1,121	(1,121)	(4)	-
Depreciation, depletion, and amortization	39,028	16,317	55,345	(55,345)	(4)	-
Depletion and depreciation	-	-	-	56,466	(4)	56,466
Inventory write-off	2,490	-	2,490	(2,490)	(5)	-
Impairment	1,044	-	1,044	(1,044)	(5)	-
Other operating income	(4,781)	(2,114)	(6,895)	6,895	(5)	-
Other expenses, net	-	-	-	3,534	(5)	3,534
General and administrative	8,247	7,312	15,559	(6,895)	(5)	8,664
Interest and other expense, net	502	592	1,094	(1,094)	(6)	-
Interest and other financing costs, net	-	-	-	1,091	(6)	1,091
Other expenses, net	-	-	-	3	(6)	3

(1)	Represents reclassification of “Gas revenue” of $6,984, reclassification of “NGLs revenue” of $6,244 and reclassification of “Oil revenue” of $182,813 to “Oil and gas revenue.”

(2)	Represents reclassification of “Income (loss) from price risk management activities” of $29,444 to “Derivatives, net.”

(3)	Represents reclassification of “Transportation expenses” of $6,135, reclassification of “Workover expense” of $4,505 and reclassification of “Lease operating expenses” of $30,376 to “Oil and gas production.”

(4)	Represents reclassification of “Accretion expense” of $1,121 and reclassification of “Depreciation, depletion, and amortization” of $55,345 to “Depletion and depreciation.”

(5)	Represents reclassification of “Inventory write-off” of $2,490 and reclassification of “Impairment” of $1,044 to “Other expenses, net.” Represents reclassification of “Other operating income” of $6,895 to “General and administrative.”

(6)	Represents reclassification of “Interest and other expense, net” of $1,094 to “Interest and other financing costs, net” of $1,091 and “Other expenses, net” of $3.

Note 4. Pro Forma Statement of Operations Adjustments

A.	Reflects an increase in depletion and depreciation of $49.3 million attributable to the fair value adjustment to oil and gas properties and a decrease to accretion expense of $0.5 million, attributable to the purchase price allocation adjustments and application of Kosmos’ risk free interest rate to DGE’s asset retirement obligations.

B.	Kosmos borrowed an additional $600 million under Facility, which will bear interest at LIBOR plus 3.25%, and $300 million under Corporate Revolver, which will bear interest of LIBOR plus 5%. The adjustment reflects the following: i) the removal of $52.52 million of DGE interest expense for the period prior to the Acquisition related to DGE debt that was paid off at closing, ii) an increase in interest expense of $37.73 million for the borrowings used to finance the Acquisition and iii) a decrease in interest expense of $7.89 million, for the reduction in commitment fees under existing credit facilities due to the increase in actual borrowings. A hypothetical 0.125% increase or decrease in the expected weighted average interest rate would result in an increase or decrease in interest expense of $2.15 million for the year ended December 31, 2018.

C.	Reflects the impact of applying a 21% statutory tax rate to DGE Income (loss) before income taxes and to the pro forma adjustments. The DGE entities had not historically been subject to income tax expense but will be subject to income tax after the Transactions.

D.	Pro forma basic and diluted net loss per share was calculated by dividing pro forma net loss by the weighted average shares of Kosmos common stock for the year ended December 31, 2018, as if such shares were issued and outstanding on January 1, 2018.